Exhibit 99.8

CONSENT OF INDEPENDENT ENGINEERS

We hereby consent to the use and reference to our name and our report evaluating the petroleum and natural gas reserves of Harvest Operations Corp. as at December 31, 2011, and the information derived from our report, as described or incorporated by reference in the Registration Statement on Form F-4 of Harvest Operations Corp. dated June 14, 2012.

McDaniel & Associates Consultants Ltd.

/s/ C.B. Kowalski, P.Eng.
C. B. Kowalski, P. Eng.
Vice President
Calgary, Alberta
Date: June 14, 2012

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6  Tel: (403) 262-5506  Fax: (403) 233-2744  www.mcdan.com